FS 1

                            E.ON AG AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                     (in millions except per share amounts)

                                                               Year ended December 31,
                                              -----------------------------------------------------------

                                              Note/1/     2000*         2000          1999            1998
                                              ----        -----         ----          ----            ----

Sales.......................................   (5)      $77,904   Euro 82,983    Euro 50,515     Euro 42,787
Petroleum and electricity tax...............            (8,388)       (8,935)        (3,943)         (3,742)
                                                       --------      --------       --------        --------
Sales, net of petroleum and electricity tax.             69,516        74,048         46,572          39,045
Cost of goods sold and services provided.      (6)     (59,021)      (62,869)       (39,231)        (33,170)
                                                       --------      --------       --------        --------
Gross profit from sales.....................             10,495        11,179          7,341           5,875
                                                       --------      --------       --------        --------
Selling expenses............................            (5,723)       (6,096)        (3,838)         (3,325)
General and administrative expenses.........            (2,607)       (2,777)        (1,693)         (1,532)
Other operating income (expenses), net......   (7)        4,040         4,304          2,404           1,160
Financing earnings, net.....................   (8)         (55)           (59)           186             207
                                                       --------      --------       --------        --------
Income before income taxes..................              6,150         6,551          4,400           2,385
Income taxes................................   (9)        2,358       (2,512)          1,277         (1,224)
                                                       --------      --------       --------        --------
Income after income taxes...................              3,792         4,039          3,123           1,161
Minority interests..........................  (10)        (440)         (469)          (132)              13
                                                       --------      --------       --------        --------
Net income..................................              3,352         3,570          2,991           1,174
Earnings per share
  Basic earnings per share..................               5.40          5.75           5.95            2.34
  Diluted earnings per share................               5.40          5.75           5.95            2.33
* Note 1


All 1998 balances  have been  restated from deutsche  marks into euros using the
                     Official Fixed Exchange Rate (Note 1).

----------------------------
1 The accompanying Notes are an integral part of these Consolidated Financial Statements. They are omitted from the electronic version of E.ON AG's Consolidated Financial Statements, but are available by consulting Exhibit F-1, containing the 2000 Annual Report of E.ON AG, F-6 to F-66.

                            E.ON AG AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                  (in millions)


                                                                     At December 31,
                                                              --------------------------
                                                Note/1/     2000*       2000          1999
                                                ----        -----       ----          ----
                 ASSETS
Intangible assets...........................    (12)       $9,120   Euro 9,714    Euro 4,740
Property, plant and equipment...............    (13)       27,079       28,844        18,790
Financial assets............................    (14)       23,265       24,782        14,925
                                                           ------       ------        ------
Fixed assets................................               59,464       63,340        38,455
                                                           ------       ------        ------
Inventories.................................    (15)        6,727        7,166         4,487
  Accounts receivable.......................    (16)       10,606       11,297         6,332
  Other receivables and assets..............    (16)       12,620       13,443         4,072
Businesses held for sale....................     (4)          928          989           ---
Liquid funds................................    (17)        7,981        8,501         1,844
                                                           ------       ------        ------
Non-fixed assets............................               38,862       41,396        16,735
                                                           ------       ------        ------
Deferred taxes..............................     (9)        1,008        1,074           927
Prepaid expenses............................    (18)          381          405           102
                                                           ------       ------        ------
Total assets (thereof short-term 2000:
  40,623, 1999: 18,893).....................               99,715      106,215        56,219
                                                           ------       ------        ------

  LIABILITIES AND STOCKHOLDERS' EQUITY
Capital stock...............................    (19)        1,863        1,985         1,307
Additional paid-in capital..................    (20)       10,704       11,402         2,197
Retained earnings...........................    (21)       13,805       14,705        11,763
Accumulated other comprehensive income......    (22)          813          866           546
Treasury stock..............................    (23)        (868)        (925)           ---
                                                           ------       ------        ------
Stockholders' equity........................               26,317       28,033        15,813
                                                           ------       ------        ------
Minority interests..........................    (24)        4,809        5,123         3,895
Provisions for pensions.....................    (25)        8,202        8,736         5,678
Other.......................................    (26)       23,281       24,799        14,002
                                                           ------       ------        ------
Accrued liabilities.........................               31,483       33,535        19,680
                                                           ------       ------        ------
Financial liabilities.......................    (27)       13,187       14,047         5,227
Other liabilities...........................    (27)       20,535       21,873         9,446
                                                           ------       ------        ------
Liabilities.................................               33,722       35,920        14,673
                                                           ------       ------        ------
Deferred taxes..............................     (9)        2,554        2,720         1,756
Deferred income.............................                  830          884           402
                                                           ------       ------        ------
Total liabilities (thereof short-term 2000:
  32,238, 1999: 14,231).....................               77,397       78,182        40,406
Total liabilities and stockholders' equity..               99,715      106,215        56,219
                                                           ------       ------        ------
* Note 1

----------------------------
1 The accompanying Notes are an integral part of these Consolidated Financial Statements. They are omitted from the electronic version of E.ON AG's Consolidated Financial Statements, but are available by consulting Exhibit F-1, containing the 2000 Annual Report of E.ON AG, F-6 to F-66.

                             E.ON AG AND SUBSDIARIES
                    CONSOLIDATEDD STATEMENTS OF CASH FLOWS/1/
                                  (in millions)

                                                         2000*        2000        1999       1998
                                                         -----        ----        ----       ----
Net income.........................................     $3,352   Euro 3,570   Euro 2,991  Euro 1,174
Income applicable to minority interests............        440          469          132        (13)
Adjustments to reconcile net income to
  net cash provided by used for) operating
  activities:......................................
    Depreciation and amortization..................      4,605        4,905        3,165       2,829
    Other non-cash items...........................      1,350        1,438        (445)       (170)
    Gains from disposition of......................
         Equity interests..........................    (4,283)      (4,562)      (2,289)       (377)
         Other financial assets....................       (60)         (64)          (7)        (22)
         Intangible and fixed assets...............      (338)        (360)        (307)       (201)
    Changes in deferred taxes......................        275          293      (1,494)         (9)
    Changes in provisions..........................        192          205        1,797         298
    Changes in operating assets and liabilities:...
         Inventories...............................     (1,133)     (1,207)        (257)         144
        Trade receivables..........................    (1,697)      (1,808)      (1,970)        (51)
        Other assets...............................      (679)        (723)          886       (214)
        Accounts payable, trade....................        535          570          976       (162)
        Other liabilities..........................        701          747           77       (138)
                                                       -------      -------      -------     -------
Cash provided by (used for) operating activities         3,260        3,473        3,255        3088
                                                       -------      -------      -------     -------
Proceeds from disposition of
       Equity interests............................      5,523        5,883        5,142         898
       Other financial assets......................      1,602        1,707          486         394
       Intangible and fixed assets.................      1,060        1,129          679         616
Purchase of
       Equity interests............................    (4,263)      (4,541)      (3,517)       (849)
       Other financial assets......................    (4,858)      (5,175)        (976)       (536)
       Intangible and fixed assets.................    (3,529)      (3,759)      (2,524)     (2,840)
Changes in securities (other than trading)
  (> 3 months).....................................      (856)        (912)        (250)          44
Changes in other liquid funds (> 3 months).........      1,239        1,320        (752)
                                                       -------      -------      -------     -------
Cash provided for (used for) investing activities..    (4,082)      (4,348)      (1,712)     (2,273)
                                                       -------      -------      -------     -------
Proceeds from the issuance of shares including            ____        _____        _____         109
     capital increases from minority stockholders..
Payments for treasury stock........................      (868)        (925)        _____       _____
Payment of cash dividends to
     Shareholders of E.ON AG.......................      (589)        (628)        (540)       (534)
     Minority stockholders.........................       (70)         (74)        (106)        (88)
Proceeds from financial liabilities................      9,633       10,261        1,141         944
Repayments of financial liabilities................    (6,282)      (6,691)      (1,878)     (1,292)
                                                       -------      -------      -------     -------
Cash provided by (used for) financing activities...      1,824        1,943      (1,383)       (861)
                                                       -------      -------      -------     -------
Net increase (decrease) in cash and cash
  equivalents maturing (<3 months).................      1,002        1,068          160        (46)
                                                       -------      -------      -------     -------
Effect of foreign exchange rates on cash and cash
  equivalents (<3 months)..........................         17           18           15        (55)
Cash and cash equivalents at the beginning of
  period (< 3 months)..............................        499          531          356         457
                                                       -------      -------      -------     -------
Liquid funds at end of period (< 3 months).........      1,518        1,617          531         356
                                                       -------      -------      -------     -------
Securities at end of period (other than
  trading; > 3 months).............................      6,418        6,836          265         ___
Other liquid funds at the end of period
  (> 3 months).....................................         45           48        1,048         151
                                                       -------      -------      -------     -------
Liquid funds as shown on the balance sheet.........      7,981        8,501        1,844         507
                                                       -------      -------      -------     -------
*Note 1

 All 1998 balances have been restated from deutsche marks into euros using the
                     Official Fixed Exchange Rate (Note 1).

----------------------------
1 The accompanying Notes are an integral part of these Consolidated Financial Statements. They are omitted from the electronic version of E.ON AG's Consolidated Financial Statements, but are available by consulting Exhibit F-1, containing the 2000 Annual Report of E.ON AG, F-6 to F-66.

                            E.ON AG AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY4
                              (in millions of (a))


                                                                       Accumulated Other Comprehensive
                                                                                    Income
                                                                         -------------------------------------
                                             Capital   Additional  Retained   Cumulative   Available   Minimum   Treasury    Total
                                             Stock      paid-in     earnings Translation   for Sale    Pension     Stock
                                                        capital               Adjustment  Securities  Liability
                                           ---------- ----------- ---------- ------------ ---------- ----------- ---------- --------
January 1, 1998......................        1,271       2,125       8,815          94       1,194       (27)                13,472
Shares issued........................           14          94                                                                  108
Dividends paid.......................                                (534)                                                    (534)
Net income...........................                                1,174                                                    1,174
Other comprehensive income...........                                            (256)         223       (20)                  (53)
                                                                                                                             ------
Total comprehensive income...........                                                                                         1,121
                                                                                                                             ------
Other changes........................                                            (312)                                        (312)
                                             -----       -----       -----       -----       -----      -----      -----     ------
December 31, 1998....................        1,285       2,219       9,143       (162)       1,417       (47)        ---     13,855
                                             -----       -----       -----       -----       -----      -----      -----     ------
Capital increase due to converting
     capital stock from DM to(a).....           22        (22)
Dividends paid.......................                                (540)                                                    (540)
Net income...........................                                2,991                                                    2,991
Other comprehensive income...........                                              358     (1,020)                            (662)
                                                                                                                             ------
Total comprehensive income...........                                                                                         2,329
                                                                                                                             ------
Other changes........................                                  169                                                      169
                                             -----       -----       -----       -----       -----      -----      -----     ------
December 31, 1999....................        1,307       2,197      11,763         196         397       (47)        ---     15,813
                                             -----       -----      ------       -----       -----      -----      -----     ------
Shares issued........................          678       9,205                                                                9,883
Shares reacquired....................                                                                              (925)      (925)
Dividends paid.......................                                                                                         (628)
Net income...........................                                (628)                                                    3,570
Other comprehensive income...........                                3,570         255          93       (28)                   320
                                                                                                                             ------
Total comprehensive income...........                                                                                         3,890
                                             -----       -----       -----       -----       -----      -----      -----     ------
December 31, 2000....................        1,985      11,402      14,705         451         490       (75)      (925)     28,033
                                             -----      ------      ------       -----       -----      -----      -----     ------

 All 1998 balances have been restated from deutsche marks into euros using the
                     Official Fixed Exchange Rate (Note 1).

----------------------------
1 The accompanying Notes are an integral part of these Consolidated Financial Statements. They are omitted from the electronic version of E.ON AG's Consolidated Financial Statements, but are available by consulting Exhibit F-1, containing the 2000 Annual Report of E.ON AG, F-6 to F-66.